Naveris, Inc. Financial Statements As of and for the year ended December 31, 2025

1 Naveris, Inc. As of and for the year ended December 31, 2025 TABLE OF CONTENTS Page No. 1. Report of Independent Auditors 2 2. Balance Sheet 4 3. Statement of Operations and Comprehensive Loss 5 4. Statement of Changes in Convertible Preferred Stock and Stockholders’ Deficit 6 5. Statement of Cash Flows 7 6. Notes to the Financial Statements 8

PricewaterhouseCoopers LLP 101 Seaport Boulevard, Suite 500 Boston, Massachusetts 02210 www.pwc.com/us (617) 530 5000 Report of Independent Auditors To the Management and Board of Directors of Naveris, Inc. Opinion We have audited the accompanying financial statements of Naveris, Inc. (the "Company"), which comprise the balance sheet as of December 31, 2025, and the related statements of operations and comprehensive loss, of changes in convertible preferred stock and stockholders' deficit and of cash flows for the year then ended, including the related notes (collectively referred to as the "financial statements"). In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America. Basis for Opinion We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors' Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Substantial Doubt about the Company's Ability to Continue as a Going Concern The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has experienced recurring losses from operations and generated negative cash flows from operations and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management's evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter. Responsibilities of Management for the Financial Statements Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error. In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for one year after the date the financial statements are available to be issued.

2 Auditors' Responsibilities for the Audit of the Financial Statements Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors' report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements. In performing an audit in accordance with US GAAS, we: • Exercise professional judgment and maintain professional skepticism throughout the audit. • Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. • Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed. • Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements. • Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time. We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit. Boston, Massachusetts May 29, 2026

4 BALANCE SHEET As of December 31, 2025 (in thousands, except share data and per share data) Assets 2025 Current Assets: Cash and cash equivalents $ 15,401 Accounts receivable 4,730 Inventory 1,134 Prepaid expenses and other current assets 802 Total current assets 22,067 Property and equipment, net 1,627 Operating lease right-of-use asset 9,582 Other long term assets 920 Total assets $ 34,196 Liabilities, Convertible preferred stock and Stockholders' deficit Current Liabilities: Accounts payable $ 801 Accrued expenses 4,139 Operating lease liabilities, current 1,553 Total current liabilities 6,493 Operating lease liabilities, non-current 9,553 Total liabilities 16,046 Commitments and contingencies (Note 9) Convertible preferred stock (Note 11) Series A Preferred stock, $0.0001 par value, 11,120,751 shares authorized, issued and outstanding as of December 31, 2025; liquidation preference of $29,994 as of December 31, 2025 20,410 Series A-1 Preferred stock, $0.0001 par value, 18,154,942 shares authorized, issued and outstanding as of December 31, 2025; liquidation preference of $43,026 as of December 31, 2025 33,394 Series B-1 Preferred stock, $0.0001 par value, 10,853,349 authorized as of December 31, 2025; 10,826,215 shares issued and outstanding as of December 31, 2025; liquidation preference of $21,607 as of December 31, 2025 17,800 Series B-2 Preferred stock, $0.0001 par value, 5,209,606 shares authorized, issued and outstanding as of December 31, 2025; liquidation preference of $8,087 as of December 31, 2025 8,908 Stockholders' deficit Common stock, $0.0001 par value, 65,000,000 shares authorized as of December 31, 2025; 10,114,841 shares issued and outstanding as of December 31, 2025 1 Additional paid-in capital 2,686 Accumulated deficit (65,049) Total stockholders' deficit (62,362) Total Liabilities, Convertible preferred stock and Stockholders' deficit $ 34,196 The accompanying notes are an integral part of these financial statements.

5 STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS For the year ended December 31, 2025 (in thousands) 2025 Revenue: $ 34,337 Cost and operating expenses: Cost of revenue 14,157 Research and development 3,847 Selling and marketing 9,693 General and administrative 11,933 Total costs and operating expenses 39,630 Loss from operations (5,293) Other income (expense) 1,217 Interest and other income, net 194 Total other income (expense), net 1,411 Net loss and comprehensive loss $ (3,882) The accompanying notes are an integral part of these financial statements.

STATEMENT OF CHANGES IN CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT

For the year ended December 31, 2025

(in thousands, except share data and per share data)

	Series A Preferred Stock		Series A-1 Preferred Stock		Series B-1 Preferred Stock		Series B-2 Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount			
Balances as of January 1, 2025	11,120,751	$20,410	18,154,942	$33,394	5,585,045	$ 6,657	5,209,606	$8,908	10,078,592	$ 1	$ 2,131	$ (61,167)	$ (59,035)
Issuance of Series B-1, net of issuance costs of $21	-	-	-	-	5,241,170	11,143	-	-	-	-	-	-	-
Share-based compensation	-	-	-	-	-	-	-	-	-	-	528	-	528
Exercise of common stock options	-	-	-	-	-	-	-	-	36,249	-	27	-	27
Net loss	-	-	-	-	-	-	-	-	-	-	-	(3,882)	(3,882)
Balances as of December 31, 2025	11,120,751	$20,410	18,154,942	$33,394	10,826,215	$17,800	5,209,606	$8,908	10,114,841	$ 1	$ 2,686	$ (65,049)	$ (62,362)

The accompanying notes are an integral part of these financial statements.

6

7 STATEMENT OF CASH FLOWS For the year ended December 31, 2025 (in thousands) 2025 Cash flows from operating activities: Net loss (3,882)$ Adjustments to reconcile net loss to net cash used in operating activities: Depreciation 460 Noncash lease expense 1,544 Stock-based compensation 528 Change in fair value of Series B-1 option liability (1,217) Change in operating assets and liabilities: Accounts receivable (760) Inventory 77 Prepaid expenses and other current assets (205) Accounts payable 202 Accrued expenses 1,383 Lease liabilities (1,171) Net cash used in operating activities (3,041) Cash flows from investing activities: Purchases of property and equipment (589) Net cash used in investing activities (589) Cash flows from financing activities: Proceeds from exercise of stock options 27 Proceeds from Series B-1 Preferred Stock, net of issuance costs 9,637 Net cash provided by financing activities 9,664 Net increase in cash, cash equivalents and restricted cash 6,034 Cash, cash equivalents and restricted cash at beginning of period 10,257 Cash, cash equivalents and restricted cash at end of period 16,291$ Supplemental disclosures of cash flow information: Non-cash investing and financing activities Purchases of property and equipment in accounts payable and accruals -$ Conversion of the Series B-1 option liability into preferred stock 1,506 Reconciliation of cash, cash equivalents, and restricted cash reported in the statement of financial position Cash and cash equivalents 15,401$ Restricted cash included in other long-term assets 890 Total cash, cash equivalents, and restricted cash shown in the statement of cash flows 16,291$ The accompanying notes are an integral part of these financial statements.

8 NOTES TO FINANCIAL STATEMENTS 1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION Business and Organization Naveris, Inc. (the “Company” or “Naveris”) is a commercial stage, precision oncology company that provides advanced diagnostic testing for viral-induced cancers. Naveris has developed highly sensitive blood tests that provide early detection, guide treatment, and enable accessible recurrence surveillance for cancer patients. The Company’s flagship NavDx® test is a clinically validated circulating Tumor Tissue Modified Viral (TTMV®)-HPV DNA blood test that non-invasively and precisely identifies HPV-driven cancers before there is clinical or radiographical evidence of disease. Naveris’ proprietary TTMV-DNA biomarker has demonstrated a very high level of analytical and clinical performance in dozens of clinical studies, enabling new treatment and management options for patients with viral- induced cancers. The NavDx test is ordered in routine clinical practice by physicians and surgeons in the vast majority of adult National Comprehensive Cancer Network (NCCN) sites and for patients in all 50 U.S. states. The Company operates CLIA certified, CAP accredited and New York State Clinical Laboratory Evaluation Program accredited laboratories in Massachusetts and North Carolina. The Company is subject to risks and uncertainties common to early-stage companies in the diagnostic industry, including, but not limited to, market acceptance by healthcare providers, patients, healthcare payers, and others in the medical community of the Company’s products, development by competitors of new technological innovations, dependence on key personnel, the ability to attract and retain qualified employees, reliance on third-party organizations, protection of proprietary technology, compliance with government regulations, and the ability to raise additional capital to fund operations. The Company expects to continue to make significant investments in its research and development efforts. These efforts require significant amounts of additional capital, adequate personnel and infrastructure, and extensive compliance-reporting capabilities. Even if the Company’s development efforts are successful, it is uncertain when, if ever, the Company will realize significant revenue from sales. Basis of Presentation The Company’s financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The financial statements include the accounts of Naveris, Inc. Going Concern In accordance with Accounting Standards Codification (“ASC”) Subtopic 205-40, Going Concern, the Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued or available to be issued. Since inception, the Company has experienced recurring losses from operations and generated negative cash flows from operations, which have been funded primarily through raising debt and issuing common and preferred stock. For the year ended December 31, 2025, the Company incurred negative cash flows from operations of $3,041 thousand and a net loss of $3,882 thousand. As of December 31, 2025 the Company had an accumulated deficit of $65,049 thousand. The Company expects to continue to generate significant operating losses for the foreseeable future. The Company will need to finance future operations through generating additional revenues and raising debt or equity. There can be no assurance that the Company will be able to obtain additional debt or equity financing on terms acceptable to the Company, if at all, or that the Company will generate sufficient future revenues. Based on its recurring losses and negative cash flows from operations incurred since inception, expectation of continuing operating losses for the foreseeable future, and the need to raise additional capital to finance its future

9 operations, as of May 29, 2026, the date the Company’s financial statements for the year ended December 31, 2025 are available to be issued, the Company has concluded that there is substantial doubt about its ability to continue as a going concern for a period of one year from the date that these financial statements are available to be issued. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or the amount and classification of liabilities that might result from the outcome of this uncertainty. Accordingly, the financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business. 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Use of Estimates The preparation of financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information available as of the balance sheet dates. The most significant estimates include, but are not limited to, estimation of variable consideration, estimation of credit losses, realizability of inventory, and the valuation of common stock and granted stock options. The Company evaluates estimates on an on-going basis, taking into consideration changes in circumstances and the emergence of new information. Actual results could differ from those estimates. As of the date of issuance of these financial statements, the Company is not aware of any specific event or circumstance that would require the Company to update estimates or judgments or revise the carrying value of assets or liabilities. Cash and Cash Equivalents The Company considers highly liquid investments, such as treasury bills, commercial paper, certificates of deposit and money market instruments with maturities of three months or less at the time of acquisition to be cash equivalents. Restricted Cash Cash accounts with any type of restriction are classified as restricted cash. In connection with the Company’s Waltham lease agreements (see Note 7), the Company maintains a letter of credit for the benefit of the landlord. The Company recorded the underlying cash collateralizing the letter of credit within other long term assets on the balance sheet. The restricted cash balance was $890 thousand as of December 31, 2025 recorded within other long term asset on the balance sheet. Accounts Receivable, Net Accounts receivable represent valid claims against commercial and governmental payers, certain hospitals and oncology centers and individual patients as well as biopharmaceutical companies, research institutes and biotechnology companies. The Company evaluates the collectability of its accounts receivable and records an allowance for expected credit losses based on historical collection trends, the financial condition of payment partners, and external market factors. The allowance for expected credit losses is evaluated on a regular basis and adjusted when trends, significant events, or other substantive evidence such as an adverse change in a payer's ability to pay indicate that expected collections will be less than previously estimated. As of December 31, 2025 the allowance for doubtful accounts is $0.

10 Inventory Inventory consists of laboratory materials and supplies which are consumed when providing test results, and therefore the Company does not maintain finished goods inventory. Inventories are stated at the lower of cost or net realizable value and costs are determined on a first-in, first-out basis. Inventory is capitalized when purchased and the Company records an expense upon order fulfillment for servicing revenue or utilization in the Company’s research and development laboratories. In order to assess the ultimate realization of inventories, the Company is required to make judgments as to future demand requirements compared to current or committed inventory levels. The Company periodically performs obsolescence assessments and writes off any inventory that is no longer usable. As of December 31, 2025, no inventory write-off was required. Property and Equipment Property and equipment are stated at cost less accumulated depreciation. Expenditures for repairs and maintenance are expensed as incurred. When assets are retired or disposed of, the assets and related accumulated depreciation are eliminated, and any resulting gain or loss is included in the determination of net income or loss. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the assets or the remaining term of the lease, whichever is shorter. Estimated useful lives for property and equipment are as follows: Property and Equipment Useful Life Machinery and laboratory equipment 5 Years Leasehold improvements Lesser of useful life or remaining lease term Leases The Company acts as lessee in its lease agreements, which include operating leases for corporate offices and laboratory space. The Company determines whether an arrangement is, or contains, a lease at inception. The Company records the present value of lease payments as right-of-use (“ROU”) assets and lease liabilities on the balance sheet. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent an obligation to make lease payments based on the present value of lease payments over the lease term. Classification of lease liabilities as either current or non-current is based on the expected timing of payments due under the Company’s obligations. The Company’s existing leases do not provide an implicit interest rate. As such, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease liabilities. ROU assets also include any initial direct costs incurred and any lease payments made at or before the lease commencement date, less any lease incentives received. The lease terms used to calculate the ROU asset and related lease liability may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense is recognized on a straight-line basis. The Company has taken advantage of certain practical expedients offered to registrants at adoption of Accounting Standards Codification ("ASC") 842, Leases. The Company elected to apply the short-term lease measurement and recognition exemption in which ROU assets and lease liabilities are not recognized for leases with terms of 12 months or less. Further, the Company has elected the practical expedient not to separate lease and non-lease components and allocates the consideration within a single lease contract.

11 Impairment of Long-Lived Assets The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of assets may not be recoverable. Long-lived assets are subject to impairment if the forecast of undiscounted future net cash flows is less than the carrying value of the assets. In such case, the asset would be written down to its fair value. Fair Value Measurements The Company discloses and recognizes the fair value of its assets and liabilities using a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. The hierarchy gives the highest priority to valuations based upon unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to valuations based upon unobservable inputs that are significant to the valuation (Level 3 measurements). The guidance establishes three levels of the fair value hierarchy as follows: ● Level 1 - Inputs that reflect unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. ● Level 2 - Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly, including inputs in markets that are not considered to be active. ● Level 3 - Inputs are unobservable in which there is little or no market data available, which require the reporting entity to develop its own assumptions that are unobservable. Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and consider factors specific to the asset or liability. The carrying values of the Company’s cash and cash equivalents, accounts receivables, accounts payable, and accrued expenses approximate their fair values due to the short-term nature of these assets and liabilities. Revenue Recognition The Company recognizes revenue under, ASC 606, using the following five step process: ● Identification of a contract, or contracts, with a customer; ● Identification of the performance obligations in the contract; ● Determination of the transaction price; ● Allocation of the transaction price to the performance obligations in the contract; and ● Revenue recognition when, or as, the performance obligations are satisfied The Company recognizes revenues when, or as, performance obligations in the contracts are satisfied, in the amount reflecting the expected consideration to be received from the goods or services transferred to the customers. A performance obligation represents a promise in a contract to transfer a distinct good or service to a customer, which represents a unit of accounting in accordance with ASC 606. A performance obligation is considered distinct from other obligations in a contract when it provides a benefit to the customer either on its own or together with other resources that are readily available to the customer and is separately identifiable in the contract. The Company considers a performance obligation satisfied once the Company has transferred control of a good or service to the customer, meaning the customer has the ability to use and obtain the benefit of the good or service. A portion of the consideration should be allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied.

12 The Company primarily uses the expected value method of estimating variable consideration. The total consideration which the Company expects to collect may be fixed or variable and is primarily based on historical cash collections for tests delivered, as adjusted for current expectations. Current expectations of cash collections factor in changes in reimbursement rate trends, past events not expected to recur and future changes such as contractual pricing changes or changes to insurance coverage. See Note 3 for detailed discussions of patient testing revenue, clinical and research studies revenue, and how the five steps described above are applied. Cost of Revenue Cost of testing generally consists of cost of laboratory expenses, sample collection kit costs, sample collection expenses, compensation expenses, including bonus, benefit and stock-based compensation, equipment and infrastructure expenses associated with processing test samples, shipping, preparation of test results for physicians, phlebotomy, and license fees due to third parties. Infrastructure expenses include depreciation of laboratory equipment, lease costs, amortization of leasehold improvements, and information technology costs. Costs associated with performing the Company’s tests are recorded as the tests are performed regardless of whether revenue was recognized with respect to that test. Royalties for licensed technology calculated as a percentage of revenues generated using the associated technology are recorded as expense at the time the related revenues are recognized. Research and Development Substantially all of the Company’s research and development expenses are related to developing new products and services and improving existing products and services. Research and development costs consist primarily of compensation and benefits, reagents and supplies used in research and development laboratory work, infrastructure expenses, including allocated facility occupancy and information technology costs, consulting and contractor expenses, and depreciation of laboratory equipment. Research and development expenses are expensed as incurred. Stock-Based Compensation The Company accounts for its share-based compensation awards in accordance with ASC 718, Compensation – Stock Compensation (“ASC 718”), under which share based payments that involve the issuance of Common Stock to employees and nonemployees and meet the criteria for equity-classified awards, are recognized in the financial statements as share-based compensation expense based on the fair value on the date of grant. The Company issues stock-based awards to employees and non-employees. The Company measures restricted common stock using the difference, if any, between the purchase price per share of the award and the fair value of the Company’s common stock at the date of the grant. The Company uses the Black- Scholes option-pricing model to determine the fair value of the stock options on the date of grant. As a privately held company, the lack of an active public market for the Company’s common stock requires its management and Board of Directors to exercise reasonable judgment and consider a number of factors in order to make the best estimate of fair value of the Company’s equity. The Company, with the assistance of a third-party valuation specialist, estimates the fair value of its equity by utilizing the market and income approaches. It then allocates the resulting total equity value to the Company’s various share classes using the Black-Scholes option pricing model to ultimately determine the fair value per share of common stock, which is reduced using a discount for lack of marketability. The Company estimates the expected term of its stock options based on the simplified method for employee stock options considered to be “plain vanilla” options, as the Company’s historical share option exercise experience does not provide a reasonable basis upon which to estimate the expected term. The Company derives an estimate of expected volatility from the average historical stock volatilities of several peer public companies over a period equivalent to the expected term of the stock options. The risk-free interest rate is based on the grant date yield of a zero-coupon United States

13 Treasury bond with a maturity period equal to the associated stock option’s expected term. Expected dividend yield is 0.0% as the Company has not paid and does not currently anticipate paying dividends on its common stock. The Company has elected to recognize the adjustment to share-based compensation expense in the period in which forfeitures occur. Compensation expense for employee awards is recognized over the requisite service period, which is generally the vesting period of the award. Compensation expense for the non-employee awards is recognized in the same manner as if the Company had paid cash in exchange for the goods and services, which is generally the expected term of the award. The Company classifies stock-based compensation expense in its statement of operations and comprehensive loss in the same manner in which the award recipient’s payroll costs are classified or in which the award recipient’s service payments are classified. See Note 10 for additional discussion of the Company’s accounting for stock-based compensation awards. Convertible Preferred Stock The Company accounts for its convertible preferred stock at the fair value on the date of issuance, net of any issuance costs and tranche liabilities and classifies its preferred stock as temporary equity in the accompanying balance sheet due to terms that allow for redemption of the shares upon certain deemed liquidation events that are outside of the Company’s control. The Company did not accrete the carrying value of the preferred stock to redemption value because the preferred stock was not considered to be probable of becoming redeemable as of December 31, 2025. The purchase agreements for the Company’s Convertible Preferred Stock (see Note 11) provided investors the option to participate in subsequent offerings of Convertible Preferred Stock and the Company an obligation to issue additional Convertible Preferred Stock, at the initial offering price. The Company classified the Series B-1 option as a liability (“Series B-1 Option Liability”) on its balance sheet as the Series B-1 option liability is a freestanding financial instrument that may require the Company to transfer assets to settle its obligation (upon events that are outside of its control). The Series B-1 option liability was initially recorded at fair value upon the date of issuance and is subsequently remeasured to fair value at each reporting date. Changes in the fair value of the Series B-1 option liability are recognized as a component of other income (expense) in the statement of operations and comprehensive loss. Commitments and Contingencies Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. If a loss is reasonably possible and the loss or range of loss can be reasonably estimated, the Company discloses the possible loss or states that such an estimate cannot be made. Income Taxes The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax laws and rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.

14 The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. The Company records interest and penalties related to unrecognized tax benefits as part of its provision for income taxes. Recently Issued and Adopted Accounting Pronouncements The Company considers the applicability and impact of all accounting standards updates (“ASUs”) on the Company’s financial statements. Updates not listed below were assessed and determined to be either not applicable or are expected to have minimal impact on the Company’s financial position or results of operations. In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires entities, on an annual basis, to provide disclosure of specific categories in the tax rate reconciliation, as well as disclosure of income taxes paid disaggregated by jurisdiction. This ASU is effective for annual periods beginning after December 15, 2024 and is applicable to the Company’s fiscal year beginning January 1, 2025, with early adoption permitted. The Company adopted this standard on a prospective basis as of January 1, 2025. See Note 13, Income Taxes, for additional information. In December 2025, the FASB issued ASU 2025-12, Codification Improvements, which includes technical corrections, clarifications and other incremental improvements to various topics within the FASB Accounting Standards Codification. The amendments are effective for fiscal years beginning after December 15, 2026, including interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the impact of adopting this guidance and does not expect the adoption to have a material impact on its financial statements. 3. REVENUE RECOGNITION Patient Testing Revenue Patient testing revenues are derived by performing testing with the Company’s liquid biopsy test NavDx®. Each individual test is considered a distinct performance obligation given the tests are capable of being distinct and distinct within the context of the contract. The performance obligation is satisfied when test results are delivered to the physician or patient. The Company’s customer is primarily the patient, but the Company does not enter into a formal reimbursement contract with a patient. The Company establishes a contract with a patient in accordance with other customary business practices, which is the point in time an order is received from a provider and a patient specimen has been returned to the laboratory for testing. The Company enters into contracts with insurance carriers with primarily payment terms related to tests provided to the patients who have health insurance coverage. Insurance carriers are considered to be third-party payers on behalf of the patients, and the patients are considered as the customers who receive HPV (TTMV®) DNA blood test services. Tests may be billed to insurance carriers, patients, or a combination of insurance carriers and patients. Payment terms are a function of a patient’s existing insurance benefits including the impact of coverage decisions with Center for Medicare & Medicaid Services (“CMS”) and applicable reimbursement contracts established between the Company and payers. The Company may enter into contracts with third-party payors that provide for payments at amounts less than established charges. During the year ended December 31, 2023, the Company received a final Medicare local coverage determination, or LCD, for the use of NavDx in patients. NavDx is the first Minimal Residual Disease (“MRD”) test covered for Medicare beneficiaries with HPV-driven oropharyngeal (head and neck) cancer who are in surveillance for recurrence, starting three months after completion of any curative intent therapy.

15 During 2025, the Company received additional Medicare coverage for the use of NavDx in patients following the completion of any regimen of curative intent therapy starting one day following surgery or 7 days following chemotherapy. Additionally, during 2025, the Company expanded Medicare coverage for the use of NavDx-ASCC or Anal Squamous Cell Carcinoma, the most common form of anal cancer and often associated with HPV infection. The Company’s transaction price for patient testing revenue is comprised of fixed and variable consideration and is allocated entirely to the single performance obligation defined as the point in time an approved patient test result is released to the ordering healthcare provider. Fixed consideration exists in arrangements where the Company has agreed to provide laboratory testing services to a customer for a specified rate and is expected to be collected in full at that rate. Variable consideration is primarily derived from payer and patient billing and can be impacted by several factors such as the amount of contractual adjustments, any patient co-payments, deductibles or patient adherence incentives, the existence of secondary payers, and claim denials. Estimates of variable consideration are calculated using the expected value method and is the sum of probability-weighted amounts in a range of possible consideration amounts. Several factors are evaluated during this process, such as historical collections experience, current contractual requirements, customer mix, patient insurance eligibility and payer reimbursement contracts, and known or anticipated reimbursement trends not yet reflected in the data. The Company limits the amount of variable consideration included in the transaction price to the unconstrained portion of such consideration. Differences between original estimates and subsequent revisions, including final settlements, represent changes in the estimate of variable consideration and are included in the period in which such revisions are made. The Company monitors its estimates of transaction price to depict conditions that exist at each reporting date. If the Company subsequently determines that it will collect more or less consideration than it originally estimated for a contract with a patient, it will account for the change as an increase or decrease in the estimate of the transaction price (i.e., an upward or downward revenue adjustment) in the period identified. Clinical and Research Revenue Clinical and Research revenues are derived by performing NavDx® testing on behalf of institutions and research facilities executing clinical research. Each individual test is considered a distinct performance obligation given the tests are capable of being distinct and distinct within the context of the contract. The performance obligation is complete when test results are delivered to the clinic. The total consideration which the Company expects to collect in exchange for the Company’s products is an estimate and may be fixed or variable. Pricing terms typically include a fixed price per test, with a variable number of tests to be completed during the term of the contract. The Company estimates the amount of variable consideration using the most likely amount method. As the price per test typically remains unchanged regardless of the number of tests completed, the most likely amount equals the contractual price per test for the estimated number of tests to be performed. There are typically no volume-based discounts or adjustments in the clinical research arrangements. These contracts may include unique payment terms in the form of an upfront retainer or deposit. This upfront cost, paid upon the contract execution or shortly thereafter, is applied against the cost of the initial tests completed. The Company recognizes these advance payments received as contract liabilities, which are derecognized upon completion of the initial tests and delivery to the customer. The following table presents revenue disaggregated by revenue stream for the year ended December 31, 2025:

16 2025 Patient testing revenue $ 34,021 Clinical and research revenue 316 Revenue $ 34,337 As of December 31, 2025, the Company reported no deferred revenue on its balance sheet. 4. INVENTORY As of December 31, 2025, the inventory balance consisted of $1,134 thousand of lab supplies and reagents consumed in the performance of testing services. 5. PROPERTY AND EQUIPMENT, NET As of December 31, 2025, Property and equipment consisted of the following: 2025 $ 2,408 800 3,208 (1,581) Laboratory equipment Leasehold improvements Property and equipment, gross Less accumulated depreciation Property and equipment, net $ 1,627 Depreciation expense is recorded within general and administrative, research and development and cost of revenue within the statement of operations and comprehensive loss and amounted to $460 thousand for the year ended December 31, 2025. 6. ACCRUED EXPENSES As of December 31, 2025, accrued expenses consisted of the following: 2025 Accrued bonuses 2,786$ Accrued operating expenses 497 Other accrued expenses 856 Accrued expenses 4,139$

17 7. LEASES The Company performed evaluations of its contracts and determined each of its identified leases are operating leases. The Company leases office and laboratory facilities with various expiration dates through 2031. Operating lease assets and lease liabilities are established on the balance sheet for leases with an expected term greater than one year. As the rate implicit in the lease is not determinable, the Company uses its secured incremental borrowing rate to determine the present value of the lease payments. Leases with an initial term of 12 months or less are not recorded on the balance sheet. The Company recognizes lease expense on a straight-line basis over the term of the lease. The Company has elected to not separate lease and non-lease components. The Company's lease terms include options to extend or terminate the underlying lease when it is reasonably certain that the Company will exercise that option. The operating lease arrangements included in the measurement of lease liabilities do not reflect options to extend or terminate, as management does not consider the exercise of these options to be reasonably certain. Variable lease payments include, but are not limited to, common area charges, taxes and operating expenses paid by the landlord that are charged to the Company. Variable lease payments are expensed as incurred. As of December 31, 2025, the maturities of the Company’s operating lease liabilities were as follows (in thousands): 2026 $2,431 2027 2,709 2028 2,625 2029 2,553 2030 2,647 2031 and thereafter 891 Total future minimum lease payments $13,856 Less: imputed interest (2,750) Operating lease liabilities $11,106 Years Ending December 31, The Company determined its operating lease liabilities using payments through their current expiration dates and a weighted average discount rate of 8.42% based on the rate that the Company would have to pay to borrow, on a collateralized basis, an amount equal to the lease payments in a similar economic environment. The Company’s weighted-average remaining lease term as of December 31, 2025 is 5.11 years. For the year ended December 31, 2025, the Company incurred $3,250 thousand in lease costs, which are recorded within general and administrative, research and development and cost of revenue in the statement of operations and comprehensive loss. Of such lease costs, for the year ended December 31, 2025, $690 thousand was variable lease expense, which was included in the general and administrative, research and development and cost of revenue line items in the statement of operations and not included in the measurement of the Company’s operating right-of-use assets and lease liabilities. The Company’s lease cost includes short term leases cost which is not material for the year ended December 31, 2025.

18 8. FAIR VALUE OF FINANCIAL INSTRUMENTS The following tables present the Company’s financial assets and liabilities measured at fair value within the fair value hierarchy as of December 31, 2025 (in thousands): Level 1 Level 2 Level 3 Total Assets Cash equivalents 12,690$ -$ -$ 12,690$ Total Assets 12,690$ -$ -$ 12,690$ Liabilities -$ -$ -$ -$ Total Liabilities -$ -$ -$ -$ 2025 As of December 31, 2025, the carrying amounts of the remaining cash and cash equivalents, accounts receivable, prepaid expenses and other current assets, accounts payable, accrued expenses approximate fair value due to their short-term maturities. For the year ended December 31, 2025, no transfers were made among the three levels in the fair value hierarchy. Series B-1 Option Liability In connection with the issuance of the Series B Preferred Stock (refer to Note 11), in June 2025, the Company exercised the option to put 5,241,170 shares of Series B-1 Preferred Stock (the “Series B-1 Option Liability”) to certain investors for $9.6 million, net of issuance costs. Prior to its exercise, the Series B-1 option met certain criteria to be classified as a liability under ASC 480. The fair value of the Series B-1 Option Liability is based on significant inputs not observable in the market which causes the instrument to be classified as a Level 3 measurement within the fair value hierarchy. A change in the assumptions related to the valuation of the Series B-1 Option Liability could have a significant impact on the fair value. The Series B-1 Option Liability was valued using a Monte Carlo simulation as a valuation model. In determining the fair value of the Series B-1 Option liability, estimates and assumptions impacting the fair value included the estimated future values of the Company’s Preferred Stock, interest rates, equity value, equity volatility, and time remaining for the option to be exercised. The Company remeasures the Series B-1 Option Liability at each reporting period and at settlement. The following table presents unobservable inputs for the Series B-1 tranche liability for the year ended December 31, 2024 and at time of settlement: June 30, 2025 December 31, 2024 Equity volatility 80.0% 70.0% Risk-free interest rate 3.93% 4.26% Time remaining for option to be exercised (years) 0.2 0.7

19 The following table sets forth a summary of the changes in fair value of the Level 3 liability for the year ended December 31, 2025: p Liability 2,723$ (1,217) (1,506) -$ Change in fair value Conversion of Series B-1 option liability into preferred shares Balance at December 31, 2025 Balance at December 31, 2024 For the year ended December 31, 2025, the change in fair value of the Series B-1 option liability was primarily due to changes in equity volatility at the time of option exercise. The change in fair value is recognized in other income (expense) in the statement of operations and comprehensive loss. 9. COMMITMENTS AND CONTINGENCIES License Agreements The Company has patent license agreements with one party. Under this agreement, the Company is obligated to pay low single-digit percentage running royalties on net sales where the licensed patent right(s) are used in the product or service sold, subject to minimum annual royalties or fees in certain agreements. The Company is also obligated to pay certain immaterial milestones. Royalty expenses were included in cost of revenue on the accompanying statement of operations and comprehensive loss. For the year ended December 31, 2025, the Company recognized $641 thousand royalty expenses. Indemnification Agreements In the ordinary course of business, the Company may provide indemnification of varying scope and terms to vendors, lessors, business partners and other parties with respect to certain matters including, but not limited to, losses arising out of breach of such agreements or from intellectual property infringement claims made by third parties. In addition, the Company may enter into indemnification agreements with certain members of its board of directors that will require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is, in many cases, unlimited. To date, the Company has not incurred any material costs as a result of such indemnifications. The Company is not aware of any indemnification arrangements that could have a material effect on its financial position, results of operations or cash flows, and it has not accrued any liabilities related to such obligations in its financial statements as of December 31, 2025. Legal Proceedings In addition to commitments and obligations incurred in the ordinary course of business, from time to time the Company may be subject to a variety of claims and legal proceedings, including claims from customers and vendors, pending and potential legal actions for damages, governmental investigations and other matters. 10. STOCK-BASED COMPENSATION 2018 Equity Incentive Plan The 2018 Equity Incentive Plan (“2018 Plan”) was adopted by the Board of the Company to grant stock options, stock issuances and other equity interests (“Awards”) to employees, officers, directors, consultants and advisors of the

20 Company and its Affiliates, Parents and Subsidiaries. The number of units issuable under the Plan is 2,000,000. On May 27, 2022, the number of units issuable under the Plan increased to 13,556,684. On October 8, 2025, the number of units issuable under the Plan increased to 14,556,684. If any award expires, is terminated, surrendered, or forfeited in whole or in part, the unissued common stock covered by the award shall be available for grant of Awards under the Plan. Since December 31, 2023, the Company has granted common stock options (the “Options”) and restricted common stock (the “Restricted Stock”) to employees, directors and non-employee consultants. The exercise price of an Option is established at the time it is granted. In no event should the exercise price of an option be less than the fair market value on the grant date. The Options typically vest 25% on the 1-year anniversary of the applicable vesting commencement date, and an additional 1/36th of the remaining shares on a monthly basis thereafter for three years. The Options expire 10 years from the date of grant. At any time, the Board of Directors may accelerate the date or dates on which awards may be exercised or extend the dates during which any or all awards may be exercised or vest. From time-to-time, the Company may issue stock options under the 2018 Plan where vesting is conditional upon a performance condition related to a specific operating or corporate event, together with a service condition which requires the holder to continue to remain employed until that performance condition is satisfied. The Company recognizes the relevant expense associated with stock options that have a performance condition if the Company believes that the occurrence of the performance condition is probable. In May 2023, the Company issued 926,848 stock options to certain employees with a performance condition related to a future financing event that must occur within a specified timeframe. The total grant-date fair value of the performance awards issued during 2023 was $0.6 million. In October 2025, the Company and these employees amended the May 2023 incentive stock option grant under the Company’s 2018 Equity Incentive Plan covering 926,848 shares of common stock at an exercise price of $0.86 per share. The original performance-based vesting condition had expired unachieved and was replaced with a new vesting provision under which 100% of the option will vest upon a qualifying Change of Control occurring within one year of the amendment and based on a Company valuation of at least $250 million, subject to continued employment through immediately prior to the transaction closing. The amendment also provides for full accelerated vesting if the employee is terminated without cause or resigns for good reason during the period beginning three months before and ending twelve months after such a qualifying Change of Control. All other terms of the option agreement remain unchanged. As of December 31, 2025, the Company did not believe the performance condition is probable of occurring and therefore the Company did not recognize any associated expense. Under the Plan, upon a Participant’s termination for any reason, all unvested Options will be forfeited without consideration. The Company has the option, but not the obligation, to repurchase the unvested shares of Restricted Stock for an amount equal to the original purchase price and the vested shares of Restricted Stock for an amount equal to the fair value of such stock upon a Participant’s termination or an acquisition. The terms of the Restricted Stock and Options also provide the Company with a right of first refusal (the “Refusal Right”) to purchase all or a portion of the shares a Participant proposes to sell at the price and on the terms offered by the proposed transferee. The following weighted-average assumptions were used to estimate the fair value of non-performance based stock options granted during the year ended December 31, 2025:

21 2025 Risk-free interest rate 4.01% Expected term (in years) 6.0 Expected dividend yield 0% Expected volatility 63.66% Fair value of common stock 0.89$ A summary of non-performance based stock option award activity for the period from January 1, 2025 to December 31, 2025 is presented below: Options Shares Weighted Average Exercise Price Average Remaining Contractual Term Outstanding as of January 1, 2025 5,590,598 0.81$ 7.44 Granted 827,500 0.89 Exercised (36,249) (0.76) Forfeited (67,400) (0.88) Expired (104,534) (0.84) Outstanding as of December 31, 2025 6,209,915 0.82 6.91 Exercisable as of December 31, 2025 4,767,194 0.80$ 6.29 Vested and expected to vest as of December 31, 2025 6,209,915 0.82$ 6.91 The per share weighted average grant date fair value of options granted during the year ended December 31, 2025 was $0.55. The intrinsic value of exercised options was $6.7 thousand during the year ended December 31, 2025. The total fair value of shares vested during the year ended December 31, 2025 was $493 thousand. As of December 31, 2025, total unrecognized stock-based compensation related to non-performance based stock options was $1.0 million, which will be recognized over a weighted-average period of approximately 2.3 years. Restricted Common Stock Awards In 2018, the Company issued shares of restricted common stock to certain individuals subject to vesting over a four- year period. Additionally, certain stock options granted under the 2018 Equity Incentive Plan provide option holders the right to exercise unvested options in exchange for shares of restricted common stock. As of December 31, 2025, there were no shares of unvested restricted common stock. Stock-Based Compensation Expense Stock-based compensation, measured at the grant date based on the fair value of the award is typically recognized ratably over the requisite service period, using the straight-line method of expense attribution. The following table presents share-based compensation expense in the Company’s statement of operations and comprehensive loss for the year ended December 31, 2025 (in thousands):

	2025	
Cost of revenue	$	69
Research and development		10
Selling and marketing		116
General and administrative		333
Total	$	528

11. CONVERTIBLE PREFERRED STOCK

On February 28, 2020, the Company issued 11,120,751 shares of Series A Preferred Stock at a purchase price of $1.842749 per share to the purchasers for total cash proceeds of $17.0 million and conversion of notes of $3.5 million. The Company incurred issuance costs of $0.1 million in connection with the issuance of the Series A Preferred Stock.

On May 27, 2022, the Company issued 16,280,025 shares of Series A-1 Preferred Stock at a purchase price of $1.842749 per share for total gross proceeds of $30.0 million (the "Initial Closing").

On August 8, 2022, the Company issued, on the same terms as the Initial Closing, an additional 1,874,917 shares of Series A-1 Preferred Stock for total gross proceeds of $3.4 million (the "Additional Closing"). The Company incurred issuance costs of $0.1 million in connection with the Initial Closing and the Additional Closing, respectively.

On June 17, 2024, the Company entered into a Series B Preferred Stock Purchase Agreement (the "Series B Agreement") with certain investors. Under the Series B Agreement, the Company agreed to issue up to 10,853,349 shares designated as Series B-1 Preferred Stock at a purchase price of $1.842749 per share to the Investors for gross cash proceeds of $20 million. On June 17, 2024, the Company issued 5,585,045 shares of Series B-1 Preferred Stock for total cash proceeds of $10.3 million. Pursuant to the Series B Preferred Stock Purchase Agreement, the Company had the option to put 5,268,304 shares of Series B-1 Preferred Stock to certain investors for a limited time between September 1, 2024 and through September 1, 2025. The Company incurred issuance costs of $0.1 million in connection with the issuance of the Series B-1 Preferred Stock. Additionally, the Company issued 5,209,606 shares designated as Series B-2 Preferred Stock in exchange for the conversion of the SAFEs, in an amount of $8.9 million.

On June 30, 2025, the Company exercised the Series B-1 Option to put 5,241,170 shares of Series B-1 Preferred Stock for total cash proceeds of $9.6 million and completed the Series B financing round. The Company incurred issuance costs of less than $0.1 million in connection with the second closing of issuance of the Series B-1 Preferred Stock.

Series A, Series A-1, Series B-1, and Series B-2 Preferred Stock as of December 31, 2025, consisted of the following (in thousands except share data):

Class of Preferred Stock	Authorized	Issued and Outstanding	Carrying Value		Liquidation Preference		Common Stock Issuable Upon Conversion
Series A	11,120,751	11,120,751	$	20,410	$	29,994	11,120,751
Series A-1	18,154,942	18,154,942		33,394		43,026	18,154,942
Series B-1	10,853,349	10,826,215		17,800		21,607	10,826,215
Series B-2	5,209,606	5,209,606		8,908		8,087	5,209,606
Total	45,338,648	45,311,514	$	80,512	$	102,714	45,311,514

22

23 The following is a summary of the rights and privileges of the holders of Series A, Series A-1, Series B-1, and Series B-2 Preferred Stock (together, the “Preferred Stock”) as of December 31, 2025: Conversion Rights Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the applicable Original Issue Price for such series of Preferred Stock by the Conversion Price (as defined below) for such series of Preferred Stock in effect at the time of conversion. The "Series B-1 Conversion Price", the "Series A-1 Conversion Price" and the "Series A Conversion Price" shall initially be equal to $1.842749. The "Series B-2 Conversion Price" shall initially be equal to $1.38206175 (each of the Series B-2 Conversion Price, Series B-1 Conversion Price, Series A-1 Conversion Price and Series A Conversion Price, a "Conversion Price"). The conversion prices are subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization. Shares of Preferred Stock automatically convert to Common Stock at the then effective conversion rate upon either the (a) the closing of the sale of shares of Common Stock to the public at a price per share of at least $5.528247 resulting in at least $50.0 million of proceeds or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the majority of the outstanding shares of Preferred Stock. Dividends From and after the date of the issuance of any shares of each of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock and Series B-2 Preferred Stock, as applicable, dividends at the rate per annum of $0.1474 per share shall accrue on such shares of Series A Preferred Stock, Series A-1 Preferred Stock and Series B-1 Preferred Stock, and dividends at the rate per annum of $0.11056 per share shall accrue on such shares of Series B-2 Preferred Stock (collectively, the "Accruing Dividends"). Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative; provided that such Accruing Dividends shall be payable only when, as and if declared by the Board of Directors and the Company shall be under no obligation to pay such Accruing Dividends. No dividends have been declared or paid on the Company’s preferred stock. Liquidation Preference In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or upon the occurrence of a Deemed Liquidation Event (as defined below) the holders of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution in an amount equal to the greater of (a) the original issue price of Series A-1, Series B-1, Series B-2, and Series A respectively, plus any Accruing Dividends accrued but unpaid, whether or not declared, together with any other dividends declared but unpaid, or (b) such amount per share as would have been payable had all shares of Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution, winding up or deemed liquidation event. The Series A-1, Series B-1, and Series B-2 Preferred Stock are senior to the Series A Preferred Stock. If the Company has insufficient assets to pay the holders of shares of Series A-1, Series B-1, Series B-2, and Series A Preferred Stock the full amount to which they are entitled, then the assets of the Company shall be distributed ratably to the holders of Preferred Stock in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them. The remaining assets of the Company available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder. Unless the holders of at least a majority of the outstanding shares of Preferred Stock, elect otherwise, a Deemed Liquidation Event shall include a merger, or consolidation (other than one in which stockholders of the Company own

24 a majority by voting power of the outstanding shares of the surviving or acquiring corporation) or a sale, lease, transfer, exclusive license or other disposition of all or substantially all of the assets of the Company. Redemption The Preferred Stock does not have redemption rights, except for the contingent redemption upon the occurrence of a Deemed Liquidation Event. Voting Rights On any matter presented to the stockholders for their action or consideration at any meeting of stockholders (or by written consent in lieu of a meeting), the holders of Preferred Stock are entitled to vote as a single class with holders of Common Stock and have one vote for each equivalent common share into which the preferred stock is convertible. The holders of each of the Series A and Series A-1 Preferred Stock have the right to designate the election of one and two directors of the Company, respectively. 12. COMMON STOCK Pursuant to the Amended and Restated Certificate of Incorporation filed in October, 2025, the Company is authorized to issue 65,000,000 shares of common stock, par value $0.0001 per share, of which 10,114,841 were issued and outstanding at December 31, 2025 and 54,885,159 shares are available for future issuance at December 31, 2025. Each share of common stock entitles the holder to one vote at all meetings of stockholders (and written actions in lieu of meetings). The holders of common stock are also entitled to elect, exclusively and as a separate class, one director of the Company. Common stockholders are entitled to dividends if and when declared by the Board of Directors subject to the prior rights of the preferred stockholders. As of December 31, 2025, no dividends on common stock had been declared by the Board of Directors. The Company has reserved the following shares of common stock for future issuance: Convertible Series A Senior Preferred Stock outstanding 11,120,751 Convertible Series A-1 Preferred Stock outstanding 18,154,942 Convertible Series B-1 Preferred Stock outstanding 10,826,215 Convertible Series B-2 Preferred Stock outstanding 5,209,606 Outstanding stock options, including 926,848 performance based options 7,136,763 Shares reserved for future awards under the 2018 Equity Incentive Plan 815,080 Total shares of authorized common stock reserved for future issuance 53,263,357 As of December 31, 2025 13. INCOME TAXES The Company recorded no tax benefit for the year ended December 31, 2025 for the net operating losses incurred due to its uncertainty of realizing a benefit from those items. Loss before income taxes for the year ended December 31, 2025 is as follows:

25 2025 Domestic (3,882)$ Foreign - Total (3,882)$ A reconciliation of income taxes computed using the U.S. federal statutory rate to that reflected in operations is as follows: U.S. Federal Statutory Tax Rate (815)$ 21.0% Tax Credits Federal R&D Credit (245) 6.3% Changes in Valuation Allowances 1,166 -30.1% Nontaxable or Nondeductible Items Series B Financing (256) 6.6% Stock Based Compensation 60 -1.5% R&D Credit 280C 52 -1.3% Other Nontaxable or Nondeductible Items 40 -1.1% Other Adjustments (2) 0.1% Effective Tax Rate -$ 0.0% 2025 Deferred income taxes reflect the net tax effects of these temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred taxes as of December 31, 2025 are as follows: 2025 Federal and state net operating loss carryforwards 12,970$ Federal and state tax credit carryforwards 1,022 Lease Liability 2,574 Capitalized research and development costs 1,579 Accruals and reserves 747 Stock Based Compensation 172 Total deferred tax assets before valuation allowance 19,064$ Valuation allowance (16,813)$ Total deferred tax assets - net of valuation allowance 2,251$ Right of use asset (2,220)$ Fixed asset depreciation (31) Total deferred tax liability (2,251)$ Net deferred tax asset - At December 31, 2025, the Company had federal net operating loss carryforward of approximately $50.8 million which will not expire and state and local net operating loss carryforward of approximately $37.7 million which begin to expire in 2038. At December 31, 2025, the Company had federal tax credit carryforward of approximately $622 thousand which will begin to expire in 2042 and state and local tax credit carryforward of approximately $507 thousand which begin to expire in 2026.

26 A valuation allowance is recorded against deferred tax assets if it is more likely than not that some or all of the deferred tax assets will not be realized. The Company has evaluated the positive and negative evidence bearing upon the realizability of the deferred tax assets. The Company concluded, in accordance with the applicable accounting standards, that it is more likely than not that the Company will be unable to realize the benefit of its deferred tax assets. Accordingly, the Company has recorded a full valuation allowance against its deferred tax assets. The following table presents the changes in the balance of the Company’s deferred income tax asset valuation allowance: 2025 Valuation allowance at beginning of year 15,480$ Increases recorded to income tax provision 1,333 Valuation allowance at end of year 16,813$ The One Big Beautiful Bill Act ("OBBBA" or "the Act") was enacted in the United States on July 4, 2025. This bill brought changes to tax rules impacting U.S. corporations from the expensing of fixed assets, expensing of research and experimental costs incurred in the U.S., among other changes. The Company has accounted for these changes in tax law as applicable in the December 31, 2025 financial statements, but note that there is no impact with the full valuation allowance recorded against its deferred tax assets. The utilization of the Company’s net operating losses may be subject to a limitation due to the “change in ownership provisions” under Section 382 of the Internal Revenue Code and similar state and foreign provisions. Such limitation may result in the expiration of the net operating loss carryforwards before their utilization. The Company is subject to income taxes in the U.S. federal jurisdiction and various state jurisdictions. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply. The Company’s tax years remain open for examination by all tax authorities since inception as well as Carryover attributes beginning December 31, 2018, remain open to adjustment by the U.S. and state authorities. There are currently no pending income tax examinations. The Company did not pay income taxes or receive refunds during the year ended December 31, 2025. As of December 31, 2025 the Company did not have unrecognized tax benefits. The Company recognizes interest and penalties related to income taxes as a component of income tax expense. As of December 31, 2025 no interest and penalties have been recorded. 14. CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS AND VENDORS Financial instruments that potentially subject the Company to concentrations of credit risk are comprised of cash and cash equivalents and accounts receivable. The Company’s cash and cash equivalents are maintained with high-credit quality financial institutions, which management believes limits the Company’s risk. The Company maintains a portion of its cash and cash equivalents in bank deposit accounts, which, at times, exceed federally insured limits. The Company has not experienced any losses in such accounts.

27 The Company has no significant off-balance sheet credit risk such as foreign exchange contracts, option contracts or other hedging arrangements. Accounts receivable balances are due from customers. Significant concentrations of credit risk constitute customers that represent 10% or more of total accounts receivable due from third parties. As of December 31, 2025, there were no customers with an outstanding balance greater than 10% of net accounts receivable. For the year ended December 31, 2025, there were no customers that represented greater than 10% of the Company's revenue on an individual basis. For the year ended December 31, 2025, approximately 37% of total revenue was paid by Medicare on behalf of multiple customers. For the year ended December 2025, approximately 29% of accounts receivable expected to be paid by Medicare on behalf of multiple customers. The Company’s top three vendors accounted for approximately 26% of the cost of revenue during the year ended December 31, 2025. 15. SUBSEQUENT EVENTS The Company evaluated subsequent events through May 29, 2026, the date the financial statements are available to be issued. The Company identified the following subsequent event requiring disclosure: On April 28, 2026, the Company entered into a definitive agreement pursuant to which CareDx, Inc. will acquire the Company for upfront cash consideration of $160.0 million, with the potential for up to an additional $100.0 million contingent upon the achievement of specified revenue milestones; the transaction is expected to close in the third quarter of 2026, subject to customary closing conditions.